JEVIC TRANSPORTATION, INC.
                                  COMMON STOCK

   This Corporation is authorized to issue 50,000,000 shares of Common Equity without par value, of which 40,000,000 shares are of a series designated
         Common Stock and 10,000,000 shares are of a series designated
                              Class A Common Stock.

THIS CERTIFIES THAT _____________________________ is the owner of _____________
__________________ fully paid and non-assessable Shares of the Common Stock of the above named Corporation transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

         In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this __________________ day of _________________ A.D. 19______.


_______________________________      [SEAL]      _______________________________
    Secretary/Treasurer                               Chairman of the Board

          The Corporation will furnish to any shareholder upon request and without charge a full or summary statement of the designations, voting rights, preferences, limitations and special rights of the shares of each class and series authorized to be issued so far as they have been fixed and determined, and the authority of the Board of Directors to fix and determine the designations, voting rights, preferences, limitations and special rights of each class and series of shares of the Corporation.

         The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

   TEN COM -- as tenants in common      UNIF GIFT MIN ACT --....... Custodian ......... under
   TEN ENT -- as tenants by the entireties                  (Cust)            ( Minor)
   JT TEN  -- as joint tenants with right of survivorship   Uniform Gifts to Minors Act .......
              and not as tenants in common                                              (State)
              Additional abbreviations may also be used though not in the above list.

For value received, ______ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
   IDENTIFYING NUMBER OF ASSIGNEE
--------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Shares represented by the within Certificate, and do hereby irrevocably constitute and appoint __________________________________________, Attorney to
transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.

Dated ____________ 19__
       In presence of
                                         ______________________________________
_________________________________________

NOTICE. The signature of this assignment must correspond with the name as written upon the face of the certificate in every particular without alteration or enlargement, or any change whatever.